UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

WASHINGTON TRUST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Broad Street
Westerly,	Rhode Island	02891
(Address of principal executive offices)		(Zip Code)

(401)	348-1200
(Registrant's telephone number, including area code)

N/A
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2024, the Board of Directors (the “Board”) of Washington Trust Bancorp, Inc. (the “Corporation”) elected Debra M. Paul to serve as a director of the Corporation effective as of March 1, 2024, filling a vacancy created by an expansion of the Board. Ms. Paul was also appointed to the Board of Directors of the Corporation’s subsidiary bank The Washington Trust Company, of Westerly.

Ms. Paul has not been appointed to serve on a Board committee at this time; however, the Board plans to appoint her to the Audit Committee of the Board following the Corporation’s Annual Meeting of Shareholders in April 2024. The Board has determined that Ms. Paul is independent under Nasdaq listing rules and other applicable standards and that she qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K.

Ms. Paul was elected to the class of directors serving until the Corporation’s 2026 Annual Meeting of Shareholders and until her successor is duly elected and qualified. Ms. Paul has extensive experience in the healthcare industry and has held executive positions including Chief Financial Officer & Strategic Consultant at Elwyn; President & CEO of Fellowship Health Resources, Inc.; and Chief Financial Officer & SVP of Woman & Infants Hospital.

Ms. Paul will receive compensation for her service as a director in accordance with policies and procedures previously approved by the Board for non-employee directors of the Corporation and as more fully described in the Corporation's Proxy Statement on Schedule 14A relating to the 2023 Annual Meeting of Shareholders under the heading “Director Compensation” (and such description is incorporated herein by reference). The annual non-employee director cash retainer will be prorated for 2024 to reflect the effective date of her appointment.

There is no arrangement or understanding between Ms. Paul and any other person pursuant to which Ms. Paul was appointed to the Board. Ms. Paul is not a party to any transactions that would be required to be disclosed under Section 404(a) of Regulation S-K. There are no family relationships between Ms. Paul, on the one hand, and any director, executive officer or any other person nominated or chosen by the Corporation to become a director or executive officer, on the other.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date:	January 30, 2024	By:	/s/ Ronald S. Ohsberg
Ronald S. Ohsberg
Senior Executive Vice President, Chief Financial Officer and Treasurer